UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 South Fourth Street Louisville, Kentucky	40202-2412
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2011, Kindred Healthcare, Inc. (“Kindred” or the “Company”) provided Ventas, Inc. (“Ventas”) (NYSE:VTR) with notices to renew the master lease agreements for 13 nursing centers and three long-term acute care (“LTAC”) hospitals (collectively, the “Renewal Facilities”) for an additional five years. The current lease term for the Renewal Facilities is scheduled to expire in April 2013.

The Renewal Facilities, which contain 1,536 licensed nursing center beds and 267 licensed hospital beds, generated revenues of approximately $231 million for the year ended December 31, 2010. The current annual rents for the Renewal Facilities approximate $23 million. Under the master lease agreements, the Renewal Facilities are grouped into two separate renewal bundles, one containing six nursing centers and two LTAC hospitals and the other containing seven nursing centers and one LTAC hospital. The master lease agreements require that Kindred renew all or none of the facilities by specified renewal bundles.

Kindred’s option to renew the leases on the Renewal Facilities would have expired on April 30, 2012. As discussed in more detail below, the base rent and contingent annual rent escalator for the Renewal Facilities are subject to an appraisal process that may increase the base rent or contingent rent escalator during the five year renewal term. Kindred elected to renew the Renewal Facilities prior to April 30, 2012 to allow for a longer period of time to complete the appraisal process.

Other Facilities Subject to Renewal

Kindred has until April 30, 2012 to renew the master lease agreements for an additional 60 nursing centers and 13 LTAC hospitals contained within eight renewal bundles (collectively, the “Remaining Facilities”). Kindred has not made any decisions on whether to renew the Remaining Facilities. If Kindred elects not to renew, Kindred will continue to operate the Remaining Facilities through the expiration of the current lease term in April 2013 and will cooperate with Ventas in transitioning the Remaining Facilities to new tenants.

The Remaining Facilities, which contain 6,782 licensed nursing center beds and 1,415 licensed hospital beds, generated revenues of approximately $945 million for the year ended December 31, 2010. The current annual rents for the Remaining Facilities approximate $99 million.

If Kindred decides to allow certain leases to expire, management believes that these divestitures would not materially impact the Company’s consolidated net income, operating cash flows or financial position in the future.

Rent Appraisal Process and Kindred’s Right to Revoke Renewals

Under the master lease agreements, Ventas can initiate an appraisal process to establish a new fair market rental (as defined in the master lease agreements) (“FMR”) for the Renewal Facilities. The Renewal Facilities are subject to the appraisal process since they are in their second renewal term. Ventas can initiate the appraisal process by delivering a notice (the “Appraisal Notice”) to Kindred by December 29, 2011. If Ventas does not timely deliver the Appraisal Notice, its appraisal right is waived and the base rent and contingent annual rent escalator will remain the same for the renewal term. Kindred expects that Ventas will initiate the appraisal process.

Under the appraisal process, an independent appraiser determines the FMR for each renewal bundle and each property within a renewal bundle. Once FMR is determined, the appraiser sends to both parties simultaneously the aggregate FMR for each renewal bundle and the FMR for each property within a bundle. Ventas, in its sole discretion, then determines whether (1) to accept the appraised FMR for each renewal bundle in the aggregate or (2) make no changes to the current base rent and contingent annual rent escalator for each renewal bundle. If Ventas selects the new FMR for a renewal bundle, then the new FMR would become effective on May 1, 2013 unless Kindred elects to revoke its renewal as discussed below.

If Ventas pursues the appraisal process, Kindred and Ventas each must select an appraiser within 30 days following delivery of the Appraisal Notice. Under the terms of the master lease agreements, these two appraisers will then have ten days to select a final independent appraiser. The final appraiser will have 60 days to complete its determination of FMR, including the contingent annual rent escalator. Ventas, in its sole discretion, is then permitted to determine with respect to each renewal bundle whether to accept the new FMR or retain the current base rent and contingent annual rent escalator.

Within the Remaining Facilities, there are four renewal bundles containing 32 nursing centers and five LTAC hospitals that would be subject to the same rent appraisal process if Kindred decides to renew these bundles.

Kindred’s Right to Revoke Renewals

If Ventas initiates the appraisal process for any renewal bundle, Kindred may revoke the renewal for that bundle, whether or not the independent appraiser has completed its determination of FMR. For the Renewal Facilities, Kindred’s renewal revocation can be made at any time until the earlier of July 31, 2012 or 15 days after the independent appraiser’s report determining FMR has been completed. Kindred’s exercise of its renewals is irrevocable if Ventas decides to forego the rent appraisal process.

Kindred advises investors that the determination of FMR requires certain levels of subjectivity and judgment related to the many variables that may be considered under the circumstances. As a result, it is important for investors to consider the possibility of a wide range of outcomes with respect to the appraisal process.

Additional information regarding the master lease agreements is contained in the Company’s Form 10-K for the year ended December 31, 2010 and copies of the master lease agreements are filed with the Securities and Exchange Commission.

Cautionary Statement

This Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include, without limitation:

•

the impact of a final rule issued by the Centers for Medicare and Medicaid Services (“CMS”) on July 29, 2011 providing for a 11.1% reduction in Medicare reimbursement to nursing centers as well as changes in payments for the provision of group rehabilitation therapy services,

•	other potential reimbursement changes resulting from the Budget Control Act of 2011,

•

the Company’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare Group, Inc. (“RehabCare”) acquisition and any other acquisitions undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions,

•	the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations,

•	the potential failure to retain key employees of RehabCare,

•

the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets,

•

the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity,

•

changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process,

•	the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry,

•

the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations,

•

the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC hospital certification, medical necessity reviews and the moratorium on future hospital development,

•

the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions,

•	failure of the Company’s facilities to meet applicable licensure and certification requirements,

•	the further consolidation and cost containment efforts of managed care organizations and other third party payors,

•	the Company’s ability to meet its rental and debt service obligations,

•	the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas,

•

the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio,

•	national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services,

•	the Company’s ability to control costs, particularly labor and employee benefit costs,

•	increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel,

•	the Company’s ability to attract and retain key executives and other healthcare personnel,

•

the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes,

•	the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims,

•	the Company’s ability to successfully dispose of unprofitable facilities,

•	events or circumstances which could result in the impairment of an asset or other charges,

•	changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and

•	the Company’s ability to maintain an effective system of internal control over financial reporting.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 1, 2011	By:	/s/ Joseph L. Landenwich
Name: Joseph L. Landenwich
Title: Senior Vice President, Corporate Legal Affairs and Corporate Secretary